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                                                                    EXHIBIT 10.6


                        BURNHAM PACIFIC PROPERTIES, INC.

                          EXECUTIVE RETENTION AGREEMENT

         AGREEMENT made as of this 9th day of April, 2001 (the "Effective Date"), by and among Burnham Pacific Properties, Inc., a Maryland corporation with its principal place of business in San Diego, California (the "Corporation"), and together with its subsidiaries (the "Employers"), and Scott
C. Verges of Berkeley, California (the "Executive"), an individual presently providing services to the Corporation as its Chief Executive Officer and President.

         WHEREAS the Employers are in the process of selling their assets pursuant to the Corporation's Plan of Complete Liquidation and Dissolution (the "Plan of Liquidation") and the Board of Directors of the Corporation believes that the retention of the Executive is in the best interests of the Corporation during such process;

         WHEREAS the Corporation and the Executive are parties to that certain Senior Executive Severance Agreement dated as of June 30, 1999, as amended (the "Severance Agreement");

         WHEREAS in order to encourage the Executive to continue his employment with the Corporation and to exert his best efforts toward the completion of the liquidation of the Corporation, the Corporation desires to terminate the Severance Agreement and provide the Executive with benefits described in this Agreement; and

         WHEREAS the Executive has agreed to terminate the Severance Agreement pursuant to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1.       RETENTION BENEFITS.


                  (a) The Corporation agrees to loan to the Executive (i) on April 11, 2001, an amount equal to $800,000 in cash and (ii) $400,000 in cash on each of September 15, 2001 and December 15, 2001 or, if earlier, upon the Termination Date (collectively, the "Loans"), provided, however, that the Corporation shall have no obligation to make any such Loan on any such date if prior thereto (1) the Executive terminates his employment with the Employers other than (x) for Good Reason or (y) by reason of death or disability (within the meaning of the Employers' long-term disability coverage as in existence as of the Effective Date) ("Disability") or (2) the Executive's employment is terminated by the Employers for Cause (any such termination described in (1) and (2), a "Voluntary Termination"). The Loans shall be evidenced by promissory notes in the form of Promissory Note attached hereto as EXHIBIT A. The Loans shall be payable in full within five (5) days after the Executive's employment with the Employers terminates if it terminates prior to the Termination Date pursuant to a Voluntary Termination. The


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         Loans will be automatically forgiven when and if (i) the Executive remains employed by any of the Employers until the Termination Date,
         (ii) the Executive terminates his employment with the Employers for Good Reason or by reason of death or Disability prior to the Termination Date or (iii) the Executive's employment is terminated by the Employers other than for Cause prior to the Termination Date (any such termination described in (ii) and (iii), an "Involuntary Termination").

                  (b) The Employers agree to use their reasonable best efforts to obtain a ruling or similar advice from the Internal Revenue Service ("IRS Advice") to the effect that the payments provided for hereunder would not be deemed to be "parachute payments" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code") or would otherwise not be subject to the excise tax imposed by Section 4999 of the Code (such excise tax is hereinafter referred to as the "Excise Tax"). In addition, the Employers and the Executive agree to use their reasonable best efforts to develop an alternative by January 15, 2002 which will provide the Employers and the Executive with substantially the same comfort which would be provided by IRS Advice. For this purpose, the Employers and the Executive agree that an opinion of counsel or a determination made by Deloitte & Touche LLP or other accounting firm will not be deemed to provide comfort which is substantially equivalent to that which would be provided by IRS Advice. If neither IRS Advice nor other alternative providing substantially the same comfort is received by January 15, 2002, and the Executive remains employed by the Employers through the Termination Date or the Executive's employment with the Employers terminates prior thereto pursuant to an Involuntary Termination, the Corporation agrees to pay to the Executive an amount (the "Gross-Up Payment") determined in accordance with (i) and (ii) below in cash within twenty business days of the Termination Date, which amount is currently estimated by Deloitte & Touche LLP to be $794,000 if the Termination Date were to occur prior to January 1, 2002.

                  (i) The Gross-Up Payment shall be equal to the amount which must be paid to the Executive such that the net amount retained by the Executive pursuant to Section 1(a) of this Agreement and received pursuant to
                           Section 2(a) of this Agreement, after deduction of any (A) Excise Tax on any payments by the Employers to or for the benefit of the Executive pursuant to the terms of this Agreement (the "Retention Payments"), and (B) Federal, state, and local income tax, employment tax and Excise Tax upon the payment provided by this subsection (b), but not after the deduction of any other taxes or amounts) shall be equal to the Retention Payments less the amount of the Gross-Up Payment. (The Gross-Up Payment is not intended to compensate the Executive for any income taxes or employment taxes payable with respect to the Retention Payments other than those income taxes and employment taxes payable with respect to the Gross-Up Payment itself.)

                  (ii) The amount of the Gross-Up Payment shall be determined by Deloitte & Touche LLP or any other nationally recognized accounting firm selected


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                           by the Employers, which shall provide detailed
                           supporting calculations both to the Employers and the Executive within fifteen business days of the Termination Date, or at such earlier time as is reasonably requested by the Employers or the Executive. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of the Executive's residence on the Termination Date, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                  (iii) For purposes of this subsection (b), Deloitte & Touche LLP (or such other accounting firm determining the amount of the Gross-Up Payment pursuant to (b)(i) above) shall assume that the Retention Payments are subject to Excise Tax.

                  (c) "Termination Date" shall mean the earliest of (i) the conveyance of the Employers' assets and liabilities into a liquidating trust, (ii) the sale of all of the Employers' real estate assets or all of the outstanding securities of the Corporation (whether by merger or otherwise), or (iii) January 15, 2002.

                  (d) "Cause" shall mean, and shall be limited to, the occurrence of any one or more of the following events:

                           (i) a willful act of dishonesty by the Executive with respect to any matter involving any of the Employers; or

                           (ii) conviction of the Executive of a crime involving moral turpitude; or

                           (iii) the deliberate or willful failure by the Executive (other than by reason of the Executive's physical or mental illness, incapacity or Disability) to substantially perform the Executive's duties with the Employers and the continuation of such failure for a period of 30 days after delivery by the Employers to the Executive of written notice specifying the scope and nature of such failure and their intention to terminate the Executive for Cause.

                  For purposes of clauses (i) and (iii) of this Section 1(d), no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Employers;

                  (e) "Good Reason" shall mean the occurrence of either of the following events:


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                  (i)      A material adverse change in the nature or scope of
                           the Executive's duties from the duties exercised by the Executive upon the Effective Date, provided, however, that any change in the Executive's duties resulting from asset sales or other transactions contemplated by the Plan of Liquidation, or the liquidation of the Corporation itself shall not be deemed to be a material adverse change for this purpose; or

                  (ii) a reduction in the rate of annual compensation received by the Executive for his services as President and Chief Executive Officer of the Corporation as in effect on the Effective Date or as the same may be increased from time to time; or

                  (iii) the termination by the Employers of the employment of the Executive's administrative assistant without the consent of the Executive; or

                  (iv) a change by the Employers in the location of the Executive's Employer-provided office space without the consent of the Executive.

                  (f) For purposes of this Agreement, the Executive shall be deemed to be employed by the Employers if he is an employee of any of the Employers or if he is providing services pursuant to that certain Consultant Leasing Agreement between Burnham Pacific Operating Partnership, L.P. and Mandel, Buder and Verges and any fees paid to the Executive pursuant thereto shall be deemed to have been paid by the Employers.

2.       SPECIAL TERMINATION PAYMENTS.

                  (a) In the event the Executive remains employed by the Employers through the Termination Date or the Executive's employment with the Employers terminates pursuant to an Involuntary Termination, the Employers shall reimburse the Executive for the full cost of continuing the health, dental and/or life insurance coverage in effect for the Executive immediately prior to the Termination Date or date of Involuntary Termination, whichever is relevant, to the extent available, or any similar coverage obtained by the Executive, for up to thirty-six (36) months after the Termination Date or date of Involuntary Termination, whichever is relevant.

                  (b) The Employers shall pay to the Executive all reasonable legal and mediation fees and expenses incurred by the Executive in obtaining or enforcing any right or benefit provided by this Agreement, except in cases involving frivolous or bad faith litigation initiated by the Executive.

         3.       TERMINATION OF SEVERANCE AGREEMENT, RELEASE AND LIQUIDATING
                  TRUST.

                  (a) In consideration of the execution by the Corporation of this Agreement, the Executive and the Corporation hereby agree that the Severance Agreement is terminated in its entirety, shall have no further force and effect, and none of the parties


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         thereto shall have any further rights or obligations thereunder, and the Executive hereby irrevocably and unconditionally releases and forever discharges the Employers, their officers, directors, shareholders, successors and assigns from any and all claims, demands, actions, controversies and causes of action that he may have relating to such payments or benefits.

                  (b) Upon the request of the Corporation, the Executive agrees to serve at the sole discretion of the Corporation as liquidating trustee for any liquidation trust formed in connection with the liquidation of the Corporation and will perform all of the duties typically performed by such a trustee. The parties hereto shall negotiate in good faith to enter into a mutually acceptable agreement with respect to these and other terms concerning the Executive's serving as liquidating trustee prior to the Executive's serving as such. The Corporation and the Executive agree that if the Corporation exercises its option hereunder to have the Executive act as liquidating trustee, the agreement shall provide, among other things, that the Executive shall be paid monthly at the rate of $500 per hour spent performing such duties, plus expenses, provided that the Executive shall receive no less than $5,000 per month.

         4. WITHHOLDING. All payments made by the Employers under this Agreement shall be net of any tax or other amounts required to be withheld by the Employers under applicable law.

         5.       NOTICE AND DATE OF TERMINATION; DISPUTES; ETC.

                  (a) NOTICE OF TERMINATION. During the term of this Agreement, any purported termination of the Executive's services (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with this Section 5. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and the Date of Termination (as defined below). Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Executive and an opportunity for the Executive, accompanied by the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the termination met the criteria for Cause set forth in Section 1(d) hereof.

                  (b) DATE OF TERMINATION. "Date of Termination," with respect to any purported termination of the Executive's services during the term of this Agreement, shall mean the date specified in the Notice of Termination. In the case of a termination by the Employers other than a termination for Cause (which may be effective immediately), the Date of Termination shall not be less than 30 days after the Notice of Termination is given. In the case of a termination by the Executive, the Date of Termination shall not be less than 15 days from the date such Notice of Termination is given. Notwithstanding any other provision of this Agreement to the contrary, in the


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         event that the Executive gives a Notice of Termination to the
         Employers, the Employers may unilaterally accelerate the Date of Termination.

                  (c) NO MITIGATION. The Employers agree that, if the Executive's employment by the Employers is terminated during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Employers pursuant to Sections 1 and 2 hereof. Further, the amount of any payment provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Employers, or otherwise.

                  (d) MEDIATION OF DISPUTES. The parties shall endeavor in good faith to settle within 90 days any controversy or claim arising out of or relating to this Agreement or the breach thereof through mediation with JAMS, Endispute or similar organizations. If the controversy or claim is not resolved within 90 days, the parties shall be free to pursue other legal remedies in law or equity.

         6. ASSIGNMENT; PRIOR AGREEMENTS. Neither the Employers nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, and without such consent any attempted transfer shall be null and void and of no effect. This Agreement shall inure to the benefit of and be binding upon the Employers and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death after becoming entitled to any payments provided for under Sections 1 and 2 of this Agreement but prior to the completion by the Employers of all payments due him thereunder, the Employers shall continue such payments to the Executive's beneficiary designated in writing to the Employers prior to his death (or to his estate, if the Executive fails to make such designation).

         7. ENFORCEABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         8. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         9. NO CONTRACT OF EMPLOYMENT. Nothing in this Agreement shall be construed as creating an express or implied contract of employment and, except as otherwise agreed in


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writing between the Executive and the Employers, the Executive shall not have any right to be retained in the service of the Employers.

         10. NOTICES. Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Employers, or to the Employers at their main office, attention of the Board of Directors.

         11. EFFECT ON OTHER PLANS. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Employers' benefit plans, programs or policies.

         12. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Employers.

         13. GOVERNING LAW. This contract shall be construed under and be governed in all respects by the laws of the State of California.

         14. OBLIGATIONS OF SUCCESSORS. In addition to any obligations imposed by law upon any successor to the Employers, the Employers will use their best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Employers to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employers would be required to perform if no such succession had taken place.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employers by their duly authorized officers and by the Executive, as of the date first above written.

                            BURNHAM PACIFIC PROPERTIES, INC.


                            By:      /s/ Philip Schlein
                               -------------------------------------------------
                                     Name:    Philip Schlein
                                     Title:   Chairman, Compensation Committee


                            /s/ Scott C. Verges
                            ----------------------------------------------------
                            Scott C. Verges


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